SALES DISTRIBUTION AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into as of this
             day  of                     , 1996, by and between CARRINGTON
   LABORATORIES, INC., with offices located at 2001 Walnut Hill Lane, Irving, Texas 75038, hereinafter referred to as ("Carrington"), and GAMIDA FOR LIFE BV, with offices located at Marton Meeswag 51, Rotterdam, The Netherlands, 3068 AV, hereinafter referred to as ("GBV").


                            W I T N E S S E T H :


         WHEREAS, Carrington is engaged in the business of developing, manufacturing, selling and distributing certain pharmaceutical products and medical devices and is desirous of establishing a competent and exclusive distribution source for sales of such products in Israel and South Africa (defined in Article 1 hereof as the Territory); and

         WHEREAS, GBV is desirous of distributing such products in the Territory, represents that it has experience in obtaining registration of pharmaceutical preparations or products and medical devices in the Territory, is well introduced on the market, is willing and able to provide a competent distribution organization in the Territory, and GBV desires to be Carrington's sales distributor for such products in the Territory;

         NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

   Article 1.  Definitions

         1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

         (a) "Products" shall mean the wound and skin care products manufactured by or for Carrington set forth on Exhibit A hereto. Carrington will provide a ninety (90) day notice to GBV on its intent to add or discontinue Products to Exhibit A.

         (b)   "Territory"  shall  mean  the  following  countries:  South
               Africa.

         (c) "Parties" shall mean Carrington and GBV and Party shall mean either of them as the context indicates.

         (d) "Know-how" shall mean secret and substantial technical and scientific information regarding the Products, which may be necessary, useful or advisable to enable GBV to obtain the Registration of, promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to GBV after execution of this Agreement.

         (e) "Registration" shall mean any official approval, or authorization, or licensing regarding the Products by the appropriate and competent authorities in the Territory, including, if applicable, the Products selling prices and social security approvals, allowing the lawful marketing of the Products.

         (f) "Trademarks" shall mean all Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products.

   Article 2.  Appointment

         2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints GBV as Carrington's sales distributor in the Territory for the sale of Products, and GBV hereby accepts such appointment. As sales distributor in the Territory, GBV shall, subject to the terms and conditions of this Agreement, have the right to obtain the Registration of, promote, distribute and sell Products in the Territory, but shall have no right to take any such action outside the Territory. During the term of this Agreement, Carrington undertakes to appoint no other sales distributor for the Products in the Territory, nor itself to sell the Products in the Territory other than through GBV.

         2.2 In a manner reasonably satisfactory to Carrington, and at GBV's sole expense, GBV agrees to (a) make and maintain all declarations, filings, and Registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory, (b) devote its best efforts to the diligent promotion, marketing, sale and distribution of the Products in the Territory, (c) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in the Territory, (d) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with respect to the Products and careful attention to customers requirements for all Products, and (e) promptly assign back to Carrington any product Registrations in the Territory upon termination of Agreement.

         2.3 During the term of this Agreement, GBV shall be considered an independent contractor and shall not be considered a partner, employee, agent or servant of Carrington. As such, GBV has no authority of any nature whatsoever to bind Carrington or incur any liability for or on behalf of Carrington or to represent itself as anything other than a sales distributor and independent contractor. GBV agrees to make clear in all dealings with customers or prospective customers that it is acting as a distributor of the Products and not as an agent of Carrington.

         2.4 Nothing in this Agreement shall be construed as giving GBV any right to use or otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

         2.5   GBV  shall   promptly   inform   Carrington   of   any
   misappropriation of the Know-how which comes to its attention. Carrington shall have sole and absolute discretion to take such action as it deems appropriate and shall reimburse GBV for any costs or expenses pre-approved or authorized by Carrington which GBV incurs in protecting or defending the Know-how, unless such misappropriation of Know-how was caused in whole or part by GBV.

         2.6 All costs and expenses connected with GBV s activities or performance under this Agreement are to be borne solely by GBV.

   Article 3.  Certain Performance Requirements

         3.1 GBV agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. GBV will not, under any circumstances, either directly or indirectly through third Parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory.

         3.2 In order to assure Carrington that GBV is in compliance with Article 3.1, GBV agrees that upon written request:

         (a) GBV will send to Carrington a quarterly sales report (not more than once quarterly) which sets forth the number of units and sizes of each Product sold, as well as net sales; and

         (b) Carrington may mark for identification all Products sold by Carrington to GBV hereunder.

         3.3 GBV shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory of which GBV has knowledge from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

         3.4 GBV shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market seGBVnts. GBV shall maintain all its inventory of Products clearly segregated and meeting all storage and other standards required by applicable governmental authorities. All such inventory and GBV's facilities shall be subject to inspection by Carrington or its agents upon 72 hours written notice.

         3.5 GBV shall be responsible for and shall collect all governmental and regulatory sales and other taxes, charges and fees that may be due and owing upon sales by GBV of Products. Upon written request from GBV, Carrington shall provide GBV with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

         3.6 All Products shall be packaged and delivered by Carrington to GBV. All Products shall be labeled, advertised, marketed, sold and distributed by GBV in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed, and (ii) all other applicable laws, rules and regulations. GBV shall pay all expenses associated with (i) any alterations to the packaging and labeling of the Products which deviate from Carrington's standard packaging materials, designs, methods and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging. The Parties shall agree on minimum production runs for such custom labels.

         3.7   G B V   shall  not  make  any  alterations  or  permit  any
   alterations to be made to the Products without Carrington's written consent.

         3.8 GBV shall assume all responsibility for its compliance with all applicable laws, regulations and requirements concerning the Registration, inventory, use, promotion, distribution and sale of the Products in the Territory and correspondingly for any damage, claim, liability, loss or expense which Carrington may suffer or incur by reason of GBV's non-compliance with such applicable laws, regulations a n d requirements concerning said Registration, inventory, use, promotion, distribution and sale and shall hold Carrington harmless from any claim resulting therefrom being directed against Carrington or GBV by any third party.

         3.9 GBV agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

         3.10 GBV shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing.

         3.11 GBV will actively and aggressively promote, develop demand for and maximize the sale of the Products to all customers and p o tential customers within the Territory. GBV agrees not to manufacture, promote, market, sell or distribute to any customers or potential customers in the Territory without ninety (90) days written notice to and approval from Carrington, any competitive wound care, skin care, oral care or incontinence care product which is competitive with any Product listed on Exhibit A at such time.

         3.12 GBV represents that its books, records and accounts pertaining to all its operations hereunder are complete and accurate in all material respects and have been maintained in accordance with sound and generally accepted accounting principles.

   Article 4   Registration of Products

         4.1 It being understood that Registration is a prerequisite to the lawful sale of the Products in the Territory, Carrington hereby agrees to supply GBV, promptly after the execution of this Agreement, with any Know-how or relevant documentation necessary for preparing the Registration dossier to be submitted to the applicable governmental authorities of the Territory.

         4.2 It shall be the responsibility of GBV, at its sole expense to apply for, obtain and maintain in force the Registration of the Products. Subject to having obtained the prior approval of Carrington, the application shall be submitted to all applicable governmental authorities, including the health authorities of the Territory and shall be in the name of Carrington, with GBV being named as Products distributor in the Territory. GBV expressly acknowledges and agrees that the absolute and exclusive ownership of the Registration and all rights originating out of or from the same shall at all times belong only and exclusively to Carrington.

         4.3 As soon as GBV has received Know-how from Carrington, GBV shall prepare, at its sole expense, the Registration dossier and submission and any translation which may be required by the applicable authorities of the Territory. GBV shall promptly supply Carrington with a copy of the said Registration dossier and submission and Carrington shall be entitled to a free and unrestrained use of the same.

         4.4 Subject to having obtained Carrington's written approval of all such documentation and any subsequent amendments thereto, GBV shall, as soon as possible and in any case within sixty (60) days of Carrington s approval, submit the Registration application to the appropriate authorities of the Territory.

         4.5 GBV shall use its best endeavors to obtain the Registration within six (6) months from the relevant submission. GBV shall notify Carrington in writing at least 3 (three) months before the expiration of said term of any need for an extension in time to obtain Registration. The notification shall specify the duration of, and the reason for, any proposed extension. Carrington shall consider any such request, evaluating the objective situation and GBV s fulfilment of its obligations in this respect. It is, however, understood that GBV s dead-line to obtain Registration is one year from the date of filing.

         4.6 GBV shall copy and keep Carrington fully and timely informed, throughout the term of this Agreement, of all communications sent to or received from all applicable governmental authorities, including the health authorities, of the Territory concerning the Products.

         4.7 Carrington makes no warranty that the supplied Know-how will necessarily result in the grant of the Registration and GBV shall have no claim against Carrington arising out of any delay or refusal by the authorities to issue the Registration.

   Article 5.  Sale of Products by Carrington to GBV

         5.1 Subject to the terms and conditions of this Agreement, including specifically Article 5.7 hereof, Carrington shall sell to GBV the Products at a specified price for each Product (the "Contract Price"). For orders placed by GBV during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such exhibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) GBV shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following 12-m o n th period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next 12-month period of the term.

         5.2 As consideration for its appointment as a sales distributor entitled to a Product discount, GBV agrees to purchase from Carrington, during each 12-month period of the term of this Agreement, commencing with the 12-month period beginning _________, 19__ through ___________, 19__, at the Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). The first 12-month period of the term of this Agreement shall be considered a benchmark year and there shall be no Specified Minimum Purchase Amount, but rather a sales target of
   $________.00. The Specified Minimum Purchase Amounts for each subsequent 12-month period shall be determined by mutual agreement of the Parties no later than thirty (30) days prior to the beginning of such period based on GBV's reasonable, good faith projections of future sales growth and such other factors as the Parties may deem relevant.

         5.3 GBV shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders are subject to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice GBV upon shipment of the Products. Unless otherwise agreed, GBV shall pay all invoices in full within ninety (90) days of the date of invoice. GBV shall be solely responsible for all costs in connection with affecting payments. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

         5.4 Carrington shall not be obligated to ship Products to GBV at any time when payment of an amount owed by GBV is overdue or when GBV is otherwise in breach of this Agreement.

         5.5 All shipments will be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not be scheduled prior to ninety (90) days after the date the Purchase Order is received and acknowledged in writing by Carrington, unless by mutual consent of the Parties. Purchase Orders will be non-cancelable. GBV will issue to Carrington on a quarterly basis, a twelve
   (12)  month  rolling  forecast  so that Carrington may incorporate said forecasts into its planning system. The triggering document for production activities is, however, the Purchase Order, as stated above. Carrington will guarantee delivery dates for product quantities that vary up to 20% above the last quarterly rolling forecast issued prior to the Purchase Order placed by GBV. Variation above 20% shall be discussed between the Parties and Carrington will use its best efforts to maintain delivery dates requested by GBV.

         5.6 All shipments of Products to GBV will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington s existing distribution policy. All Contract Prices are F.O.B., (invoice price includes seller's expense for delivery to the named destination) Carrington's facility, Irving, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to GBV upon delivery of such Products by Carrington to the carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery.

         5.7 Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by GBV under this Agreement. However, if necessary in the best judGBVnt of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including GBV, on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

         5.8a Carrington accepts liability for defective products and agrees to replace such defective Products should they occur with new Products. Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at the time of shipment to GBV hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. GBV shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article 5.8 or that is inconsistent with the policies or publications of Carrington relating to the Products.

         GBV'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE
   CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT GBV'S OPTION. CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO GBV OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

         5.8b Carrington shall indemnify, defend and hold GBV and GBV's officers, directors and employees harmless from and against any liability, losses, damages, costs and expenses (including reasonable attorney's fees and disbursements) arising out of or with respect to:

         (i) any third party claims, actions or suits alleging product liability; or

         (ii) any claims, actions or suits alleging that the Products or Trademarks infringe the intellectual property rights or other proprietary rights of any third party.

         5.8c GBV shall indemnify, defend and hold Carrington and Carrington's officers, directors and employees harmless from and against any liability, losses, damages, costs and expenses (including reasonable attorney's fees and disbursements) arising out of or with respect to any third party claims, actions or suits due to the following acts or omissions by GBV, its agents, servants or employees:

         (i) any alterations or mishandling (subsequent to delivery by Carrington) of the Products;

         (ii) any unauthorized claims regarding the Products, including, but not limited to, misrepresentations of any aspect, element, component or result of use of the Products;

         (iii) any misuse or unauthorized use of the Trademarks or Know-how; or

         (iv)  a n y   breach  by  GBV  of  any  of  its  representations,
         warranties, or covenants under this agreement.

         5.8d  EACH  PARTY S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS
   ARTICLE 5.8 SHALL NOT APPLY TO THE EXTENT THAT THE ACT OR OMISSIONS CONTAINED THEREIN ARE ATTRIBUTED TO OR CAUSED BY THE OTHER PARTY, WHETHER INTENTIONALLY OR NEGLIGENTLY.

         5.9 Credits for defective Products to GBV shall include importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method. Carrington shall provide GBV with a copy of its liability Insurance Certificate and shall include GBV thereunder.

   Article 6.  Term and Termination

         6.1 The term of this Agreement shall be for a period of five years from the effective date of this Agreement. After such term, this Agreement shall be automatically renewed for successive periods of five
   (5) years each unless or until either Party terminates this Agreement pursuant to the termination provisions set forth herein, or by giving notice of termination to the other Party on the last day of any period, p r o v iding at least 365 days prior notice to such effect. Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 6 or as expressly provided elsewhere in this Agreement.

         6.2a Carrington shall have the absolute right to terminate this Agreement if GBV fails to perform or breaches, in any material respect, any of the terms or provisions of this Agreement and fails to rectify such non-performance or breach within ninety (90) days (or, in the case of a financial breach, thirty (30) days) of receipt of a written demand from Carrington. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by GBV, GBV understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this Article 6.2, if:

               (i) GBV fails or refuses to pay to Carrington any sum when due; or

               (ii) GBV breaches any provision of Article 2.2, 3.4, 4, 5.3, 5.8a, 7 or 8.


         6.2b In the event GBV fails to purchase the Specified Minimum Purchase Amount of Product for any given period for a particular Territory and Carrington provides a written notice of breach of such performance, and breach of such performance is not remedied within sixty (60) days, then Carrington shall have the absolute right to remove that particular Territory from the Agreement and terminate the Agreement with regard to same Territory.

         6.3 Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or against the other Party procedures in b a n k r uptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or license to operate its business as presently conducted in any part of the Territory.

         6.4 This Agreement shall automatically terminate effective at the end of any 12-month period of the term of this Agreement referred to in Articles 5.1 and 5.2 hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next 12-month period of the term.

         6.5 During the one-year period following termination of this Agreement, any inventory of Products held by GBV at the termination of this Agreement may be sold by GBV to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing GBV's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to GBV, including importation and shipping.

         6.6 The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 5.8, 6.5, 7, 8 and 15 and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of three (3) years.

   Article 7.  Trademarks

         7.1 All Carrington Trademarks, trade names, service marks, l o g o s and derivatives thereof relating to the Products (the
   "Trademarks"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products and of the goodwill associated therewith, are the sole and exclusive property of Carrington and/or its affiliates. The Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants GBV permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in its sole discretion after consultation with GBV, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and GBV shall be obligated to do the same.

         7.2 Carrington's Trademarks shall appear on all Product packaging, labels, and inserts and other materials which GBV uses for the marketing of the Products in such form and manner as Carrington shall reasonably require. Carrington retains the right to review and approve all intended uses of the Trademark in any packaging, inserts, labels, or promotional or other materials relating to the Products prior to GBV s actual use thereof.

         7.3 It shall be the sole responsibility of Carrington, at its sole expense, to keep in force and maintain the Trademarks in the Territory by paying all necessary fees throughout the term of this Agreement. GBV agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign [R] or the sign [TM]. GBV may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, GBV may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

         7.4 In the event of any infringement of, or threatened or presumed infringement of, or challenge to GBV's use of any Trademark or
   o f any GBV trademark, GBV is obligated to notify Carrington immediately. GBV shall investigate any alleged violation and, if necessary, shall take the appropriate legal action to resolve the issue and to prevent other competitors from infringing on said intellectual property rights within the Territory. Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

         7.5 In the event of the termination of this Agreement for any reason, GBV's right to use the Trademarks shall cease, and GBV shall cease using such Trademarks at such time as GBV's inventory of Products has been sold. GBV shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the premises of the office(s) of GBV and any of the advertising of GBV used in connection with the Products.

         7.6 In the event of a breach or threatened breach by GBV of the provisions of this Article 7, Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
   Article 7, including the recovery of damages from GBV.

         7.7 Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall trademark be also defined as "Trademark" for purposes of this Agreement) owned by Carrington or to be transferred from GBV to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used, provided it is not confusingly similar to a Trademark owned by GBV in the Territory.

         7.8 Nothing contained in this Agreement shall be construed as giving GBV the right to use the Trademark outside the Territory or for any other product than the Products.

   Article 8.  Confidential Information

         8.1 GBV recognizes and acknowledges that GBV will have access to confidential information and trade secrets, including "Know-how", of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other b u s iness-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with Carrington. Other than as is necessary to perform the terms of this Agreement, GBV shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such C o n f idential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, e x c e p t as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by GBV of the provisions of this Article 8, Carrington shall be entitled to an injunction restraining GBV from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
   Article 8, including the recovery of damages from GBV. The above does not apply to information or material that was known to the public or generally available to the public prior to the date it was received by GBV.

         8.2 GBV shall not disclose any of the terms of this Agreement without the prior written consent of Carrington.

   Article 9.  Force Majeure

         9.1 Neither GBV nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, s t orm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other c a s u alty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), and neither GBV's nor Carrington's obligations, so far as may be necessary, shall be suspended during the period of such Force Majeure nor shall either Party s obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, then the other Party shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties rights and remedies.

         9.2 The Parties agree that any obligation to pay money is never excused by Force Majeure.

   Article 10. Amendment

         10.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

   Article 11. Entire Agreement

         11.1 This Agreement represents the entire Agreement between the P a r t i e s and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

         11.2 Should any provision of this Agreement be rendered invalid or unenforceable, this shall not affect the validity or enforceability of the remainder.

   Article 12. Assignment

         12.1 Neither this Agreement nor any of the rights or obligations of GBV hereunder shall be transferred or assigned by GBV without the prior written consent of Carrington, executed by a duly authorized officer of Carrington, except that GME by notice in writing to Carrington may delegate any or all of its rights and obligations hereunder to one or more of its Affiliates responsible for business in the Territory or particular countries thereof. In this Agreement, an "Affiliate" of GME shall mean any company controlling, controlled by or under common control with GME, "control" for the purposes hereof meaning the holding, directly or through one or more intermediaries, of more than fifty per cent (50%) of the voting equity share capital of or an equivalent interest in the controlled company, or the power otherwise to direct or cause the direction of its general policies and management.. This Agreement shall inure to the benefit of and fully bind the permitted assigns and successors-in-interest of each of the Parties.

   Article 13. Governing Law

         13.1 It is expressly agreed that the validity, performance and construction of this Agreement will be governed by the laws and jurisdiction of Texas.

   Article 14. Notices

         14.1 Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

         (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to GBV. (Fax No. 972-714-5009)

         (b)   GBV  at: _____________________; Attention: _______________,
               or at such other address as GBV shall have theretofore furnished in writing to Carrington. (Fax No.____________).

   All notices provided by mail or courier services shall also be promptly copied by fax.

   Article 15. Waiver

         15.1 Neither GBV's nor Carrington's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither GBV's nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previous action by either Party.

   Article 16. Arbitration

         16.1 Except as expressly provided otherwise herein, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held at the location of the non-instituting Party in the English language and shall be governed by the rules of the International Chamber of Commerce (the "ICC") as amended from time to time. Any procedural rule not determined under the rules of the ICC shall be determined by the laws of England, other than those laws that would refer the matter to another jurisdiction.

               A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties cannot reach agreement on an arbitrator within 45 days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ICC, who shall appoint an independent arbitrator who does not have any financial or conflicting interest in the dispute, controversy or claim. If the ICC is unable to appoint, or fails to appoint, an arbitrator within 90 days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each Party within the 30 days of being required to do so, and the third promptly selected by the two arbitrators selected by the Parties.

               The arbitrators shall announce the award and the reasons therefor in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the Parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the Parties. JudGBVnt upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judGBVnt or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the ICC (if any) shall be divided equally among the Parties to the arbitration.

   Article 17  Interpretation

         17.1 The language of this Agreement is English. No translation i n t o any other language shall be taken into account in the interpretation of the Agreement itself.

         17.2 The headings in this Agreement are inserted for convenience only and shall not affect its construction.

         17.3 Where appropriate, the terms defined in Article 1 and denoting a singular number only shall include the plural and vice versa.

         17.4 References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

   Article 18. Exhibits

         18.1 Any and all Exhibits referred to herein shall be considered an integral part of this Agreement.

   Article 19. No Inconsistent Actions

         19.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 5.7 and 9 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

   Article 20. Currency of Account

         20.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of the essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by GBV to Carrington hereunder shall be made either
   (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or (ii) in the form of a bank cashier's check payable to the order of Carrington.

   Article 21. Binding Effect

         21.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                        CARRINGTON LABORATORIES, INC.



                                        By:
                                        Name:
                                        Title:



                                        GAMIDA FOR LIFE BV



                                        By:
                                        Name:
                                        Title:

                                  EXHIBIT A
                              GAMIDA FOR LIFE BV
                          Products & Contract Price
                              ___________, 1996




                                                                    Current
                             Product                                 Price
    -----------------------------------------------------         -----------
    Carrington  Patch (6 patches per sleeve)                      $.75/sleeve

   Note:   Any  volume  discounts  are  based  on  yearly  purchases which correspond  with  the specified 12-month period as set forth in Article
   5.1 of this Agreement.


   Projected Purchases:

   South Africa              First Year            67,000 sleeves (400,000
                                                   patches)